Exhibit 8.1

As of December 31, 2003

LIST OF SUBSIDIARIES

The following is a list of our subsidiaries (which are also the names under which they do business). The jurisdiction of incorporation of these subsidiaries is Portugal unless otherwise indicated.

EDP - Gestão da Produção de Energia, S.A. (“EDP Produção”)

CPPE - Companhia Portuguesa de Produção de Electricidade, S.A. (“CPPE”)

HDN-Energia do Norte, S.A. (“HDN”)

HIDROCENEL-Energia do Centro, S.A. (“HIDROCENEL”)

REN - Rede Eléctrica Nacional, S.A. (“REN”)

EDP-Distribuição Energia, S.A. (“EDPD”)

Electricidade de Portugal Internacional, S.G.P.S., S.A. (“EDP Internacional”)

EDP Brasil S.A. (incorporated in Brazil)

Iven, S.A (incorporated in Brazil)

EBE-Empresa Bandeirante de Energia, S.A. (“Bandeirante”) (incorporated in Brazil)

Escelsa – Espirito Santo Centrais Eléctricas S.A. (“Escelsa”) (incorporated in Brazil)

Enersul – Empresa Energética do Mato Grasso do Sul S.A. (“Enersul”) (incorporated in Brazil)

Hidrocantábrico – Hidroeléctrica del Cantábrico S.A. (“Hidrocantábrico”) (incorporated in Spain)

Hidrocantábrico Distribuición Eléctrica, S.A.U. (incorporated in Spain)

Naturcorp Multiservicios, S.A.U. (“Naturcorp”) (incorporated in Spain)

Sinae Energia y Medioambiente, S.A. (“Sinae”) (incorporated in Spain)

EDINFOR - Sistemas Informáticos, S.A. (“EDINFOR”)

ONI SGPS – Sociedade Gestora de Participações (“ONI”)